UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 18, 2016

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On January 19, 2016, Tetra Tech, Inc. (the “Registrant”) announced that its off-market takeover bid for all of the outstanding shares of Coffey International Limited (“Coffey”), a publicly traded Australian corporation (ASX: COF), is free from all conditions required to close the purchase.  The Registrant has received tendered shares representing approximately 93% of Coffey shares and sufficient acceptances to compulsorily acquire all remaining shares.  Accordingly, the Registrant has appointed new Coffey directors to replace the Board, which resigned effective January 18, 2016.  The new Board named Ronald J. Chu, the Registrant’s Executive Vice President and President of Resource Management and Energy, as Coffey’s Chief Executive Officer.  A copy of the press release issued by the Registrant concerning this matter is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in this Item 8.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release, dated January 19, 2016, regarding the Registrant’s off-market takeover offer to acquire the shares of Coffey International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	January 19, 2016	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer